UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on March 31, 2011 (the “Original Form 8-K”), relating to the HEICO Corporation (the “Company”) Annual Meeting of Shareholders held on March 28, 2011 (the “Annual Meeting”).  The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct an advisory vote on the compensation of the Company’s named executive officers.

Item 5.07    Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, an advisory vote was conducted on the frequency of the advisory vote on the compensation of the Company’s named executive officers.  At the Annual Meeting, the highest number of votes cast was for holding such an advisory vote every three years.  The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company’s Board of Directors in the proxy statement for the Annual Meeting, that the Company will hold an advisory vote every three years on the compensation of the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date: August 18, 2011	By:	/s/ THOMAS S. IRWIN
Thomas S. Irwin Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)